Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series 9B (Massachusetts, New York and Ohio Trusts):

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-41495 of our opinion dated August 22, 1995 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
September 20, 1995